CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
PrimeHoldings.com, Inc.
Salt Lake City, Utah

We consent to the use in this Registration Statement of PrimeHoldings.com, Inc. on Form 10-SB of our report dated April 5, 2000 for PrimeHoldings.com, Inc. for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
December 1, 2000